UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 6, 2024

PowerSchool Holdings, Inc.

(Exact name of Registrant, as specified in its charter)

Delaware	001-04321	85-4166024
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 Parkshore Drive Folsom, California	95630
(Address of principal executive offices)	(Zip Code)

(877) 873-1550

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PWSC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

As previously reported, on June 6, 2024, PowerSchool Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BCPE Polymath Buyer, Inc., a Delaware corporation (“Parent”), and BCPE Polymath Merger Sub, Inc., a Delaware corporation and a wholly owned direct or indirect subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of investment funds advised by Bain Capital Private Equity, LP. Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

A special committee (the “Special Committee”) of the board of directors of the Company (the “Company Board”), comprised solely of disinterested and independent members of the Company Board, unanimously (i) determined that it is fair to, and in the best interests of, the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement providing for the Merger, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), upon the terms and subject to the conditions set forth therein; (ii) resolved to recommend that the Company Board approve and adopt the Merger Agreement; and (iii) resolved to recommend that the Company Board submit the Merger Agreement to the Company’s stockholders for their adoption and recommend that the Company’s stockholders vote in favor of the adoption of the Merger Agreement.

The Company Board (acting on the recommendation of the Special Committee) has unanimously (among those directors attending the applicable meeting of the Company Board) (i) determined that it is fair to, and in the best interests of, the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement providing for the Merger in accordance with the DGCL, upon the terms and subject to the conditions set forth therein; (ii) approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger and the other Transactions (as defined in the Merger Agreement) upon the terms and subject to the conditions set forth therein; (iii) directed that the adoption of the Merger Agreement be submitted for consideration by the Company’s stockholders in accordance with the Merger Agreement; and (iv) resolved to recommend that the Company’s stockholders approve and adopt the Merger Agreement in accordance with the DGCL.

Effect on Capital Stock

Upon the terms and subject to the conditions set forth in the Merger Agreement, upon the effective time of the Merger (the “Effective Time”), each share of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”) that is issued and outstanding as of immediately prior to the Effective Time (including, for the avoidance of doubt, each share of Class A Common Stock resulting from the exchange of Exchangeable Units (as defined in that certain Exchange Agreement, dated July 27, 2021, by and between the Company, PowerSchool Holdings, LLC and Severin Topco LLC (the “Exchange Agreement”)) for shares of Class A Common Stock in accordance with the Exchange Agreement and pursuant to Section 2.7(d) of the Merger Agreement, but other than any shares of Class A Common Stock that are held by the Company as treasury stock or owned by Parent or any of its affiliates or subsidiaries (including Merger Sub) (including the Class A Rollover Shares (as defined in the Merger Agreement)) or any shares of Class A Common Stock as to which appraisal rights have been properly exercised in accordance with Delaware law), will be automatically cancelled, extinguished and converted into the right to receive $22.80, without interest thereon (the “Per Share Price”). Upon the terms and subject to the conditions set forth in the Merger Agreement, upon the Effective Time, each share of Class B common stock, par value $0.0001 per share, of the Company that is issued and outstanding as of immediately prior to the Effective Time, will be automatically cancelled and no payment shall be made with respect thereto.

Representations and Warranties and Covenants

The Company, Parent and Merger Sub have each made customary representations, warranties and covenants in the Merger Agreement. Among other things, the Company has agreed, subject to certain exceptions, from the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement pursuant to Article VIII of the Merger Agreement and the Effective Time, (i) to use commercially reasonable efforts to conduct its business in all material respects in the ordinary course of business, (ii) not to take certain actions prior to the Effective Time without the prior written consent of the other party (not to be unreasonably withheld, conditioned or delayed) and (iii) not to solicit or engage in discussions or negotiations with respect to any alternative business combination transaction.

Treatment of Company Equity Awards

Each award of restricted stock units of the Company (the “Company RSUs”) that is outstanding and vested immediately prior to the Effective Time or that vests in accordance with its terms as a result of the consummation of the Transactions (a “Vested Company RSU”) will automatically, at the Effective Time, be cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the Per Share Price and (ii) the total number of shares of Class A Common Stock subject to such Vested Company RSU as of immediately prior to the Effective Time.

Each award of Company RSUs outstanding immediately prior to the Effective Time that is not a Vested Company RSU (an “Unvested Company RSU”) will automatically, at the Effective Time, be cancelled and converted into a right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the Per Share Price and (ii) the total number of shares of Class A Common Stock subject to such Unvested Company RSU as of immediately prior to the Effective Time (the “Cash Replacement Company RSU Amount”), which Cash Replacement Company RSU Amount will, subject to the holder’s continued service through the applicable vesting dates, vest and be payable at the same time as the Unvested Company RSU for which the Cash Replacement Company RSU Amount was exchanged would have vested and been payable pursuant to its terms, and shall otherwise have the same terms and conditions as applied to the Unvested Company RSU for which it was exchanged.

Each award of market share units of the Company (“Company MSUs”) outstanding as of immediately prior to the Effective Time will automatically, at the Effective Time, be cancelled and converted into a restricted stock unit award with respect to the common equity in Parent, the Surviving Corporation (as defined in the Merger Agreement) or one of its subsidiaries or a direct or indirect parent entity of Parent (the “Replacement Company MSU Award”), with the number of shares or units covered by such Replacement Company MSU Award to be equal to the quotient of (i) the product of (A) the Per Share Price and (B) the total number of shares of Class A Common Stock subject to such Company MSU as of immediately prior to the Effective Time (with the performance factor based on the Per Share Price) and (ii) the fair market value of such share or unit as of the Effective Time. The Replacement Company MSU Award will, subject to the holder’s continued service through the applicable vesting dates, vest and be settled at the same time as the Company MSUs for which such Replacement Company MSU Award was exchanged would have vested and been settled pursuant to its terms, and shall otherwise have the same terms and conditions (including with respect to service-based vesting conditions but excluding any performance-based vesting conditions) as applied to the Company MSU for which it was exchanged.

Each award of performance share units of the Company (“Company PSUs”) outstanding as of immediately prior to the Effective Time will automatically, at the Effective Time, be cancelled and converted into a restricted stock unit award with respect to the common equity in Parent, the Surviving Corporation or one of its subsidiaries or a direct or indirect parent entity of Parent (the “Replacement Company PSU Award”), with the number of shares or units covered by such Replacement Company PSU Award to be equal to the quotient of (i) the product of (A) the Per Share Price and (B) the total number of shares of Class A Common Stock subject to such Company PSU as of immediately prior to the Effective Time (assuming target level of performance) and (ii) the fair market value of such share or unit as of the Effective Time. The Replacement Company PSU Award will, subject to the holder’s continued service through the applicable vesting dates and satisfaction of the applicable performance condition applicable to such Company PSUs, vest and be settled at the same time as the Company PSUs for which such Replacement Company PSU Award was exchanged would have vested and been settled pursuant to its terms, and shall otherwise have the same terms and conditions (including with respect to service-based and performance-based vesting conditions) as applied to the Company PSU for which it was exchanged.

Closing Conditions

The closing of the Merger is conditioned on certain conditions, including (i) the Company’s receipt of written consent of stockholders adopting the Merger Agreement (which was satisfied on June 7, 2024), (ii) the expiration or termination of the waiting periods applicable to the Transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iii) an information statement (as contemplated by Regulation 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall have been mailed to the Company’s stockholders at least 20 days prior to the closing date, (iv) a Change of Control Exchange (as defined in the Amended and Restated Limited Liability Company Agreement of PowerSchool Holdings, LLC) shall have occurred and become effective as of immediately prior to the Effective Time, (v) the TRA Amendment (as defined below) shall be in full force and effect and (vi) other customary conditions for a transaction of this type, such as the absence of any legal restraint prohibiting the consummation of the Transactions and the absence of any Company Material Adverse Effect (as defined in the Merger Agreement) since the date of the Merger Agreement that has occurred that is continuing. The closing of the Transactions will not occur prior to September 30, 2024 without the prior written consent of Parent.

Termination Rights

The Merger Agreement contains certain customary termination rights for the Company and Parent, including (i) if the Merger is not consummated on or before the “outside date” of March 6, 2025 (the “Termination Date”), (ii) if the required written consent of the Company’s stockholders is not obtained, (iii) if the other party breaches its representations, warranties or covenants in a manner that would cause the conditions to the closing of the Transactions set forth in the Merger Agreement to not be satisfied and fails to cure such breach, or (iv) if any law or order prohibiting the Merger has become final and non-appealable. In addition, (x) the Merger Agreement may be terminated by the Company (A) prior to the receipt of the written consent of the Company’s stockholders, in order to enter into a definitive agreement providing for a superior proposal or (B) if all conditions to the Merger have been and continue to be satisfied (subject to customary exceptions) and Parent fails to consummate the Merger after receiving written notification from the Company, and (y) the Merger Agreement may be terminated by Parent if, prior to the receipt of the written consent of the Company’s stockholders, the Company Board changes its recommendation.

Termination Fees

If (i) the Merger Agreement is validly terminated due to (x) the written consent of the Company’s stockholders adopting the Merger Agreement not having been delivered, (y) the Company breaching its representations, warranties or covenants in a manner that causes the conditions to the closing of the Transactions set forth in the Merger Agreement to not be satisfied or (z) the Effective Time not having occurred by March 6, 2025, and at the time of termination, required regulatory approvals have been obtained and no legal prohibition exists preventing the consummation of the Merger, (ii) prior to such termination, a third party publicly announced and did not withdraw a proposal for an alternative transaction for the Company, and (iii) within 12 months following such termination, the Company enters into a definitive agreement providing for an alternative control transaction and subsequently consummates such transaction, the Company will be required to pay Parent a termination fee equal to $134,650,000 (the “Company Termination Fee”). The Company is also required to pay the Company Termination Fee if (i) Parent terminates the Merger Agreement because the Company Board changes its recommendation regarding the Merger or (ii) if, prior to the receipt of the written consent of the Company’s stockholders, the Company had terminated the Merger Agreement to enter into a definitive agreement providing for an alternative superior transaction.

Parent will be required to pay the Company a termination fee equal to $269,300,000 (the “Parent Termination Fee”) if (i) the Company terminates the Merger Agreement (x) due to Parent or Merger Sub breaching its representations, warranties or covenants that causes the condition to the closing of the Transactions set forth in the Merger Agreement to not be satisfied, or (y) because all conditions to the Merger have been and continue to be satisfied (subject to customary exceptions) and Parent fails to consummate the Merger after receiving written notification from the Company or (ii) either the Company or Parent terminates the Merger Agreement because the Merger has not been consummated by the Termination Date and the Company would have been entitled to terminate the Merger Agreement due to Parent’s breach or because Parent failed to consummate the Merger.

Description of Merger Agreement Not Complete

The foregoing description of the Merger Agreement and the Transactions is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company or Parent. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified and modified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of the Company or Parent. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement. Further, investors should read the Merger Agreement not in isolation, but only in conjunction with the other information that the respective companies include in reports, statements and other filings they make with the Securities and Exchange Commission (the “SEC”).

Financing Commitments

Parent obtained equity and debt financing commitments for the Transactions, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Merger consideration and all related fees and expenses of the Company, Parent and Merger Sub (including in connection with the Debt Financing described below and giving effect to the “rollover” of certain stockholders’ equity as described under “Support and Rollover Agreements” below).

Certain investment funds advised by Bain Capital Private Equity, LP have committed, pursuant to the equity commitment letter dated June 6, 2024 (the “Equity Commitment Letter”), to capitalize Parent, at or immediately prior to the closing of the Merger, with an aggregate equity contribution in an amount of $1,748,566,902, on the terms and subject to the conditions set forth in the Equity Commitment Letter. Such funds have also provided limited guarantees in favor of the Company, pursuant to the limited guarantee dated as of June 6, 2024 (the “Limited Guarantee”), to guarantee, subject to certain limitations set forth in the Limited Guarantee, the payment of such guarantor’s pro rata share of the obligation of Parent to pay the Parent Termination Fee, certain indemnification obligations of Parent and Merger Sub and the reasonable out-of-pocket fees, cost and expenses incurred by the Company in connection with any suit contemplated by, and solely to the extent reimbursable under the Merger Agreement and the Limited Guarantee.

Ares Capital Management LLC, Blackstone Alternative Credit Advisors LP, Blue Owl Credit Advisors LLC, Golub Capital LLC, HPS Investment Partners LLC, and Sixth Street Partners, LLC (collectively and each with certain affiliates, the “Lenders”) have committed to provide debt financing (the “Debt Financing”) in connection with the Merger consisting of a term loan facility in an aggregate principal amount equal to $2,375,000,000, a delayed draw term loan facility in an aggregate principal amount equal to $500,000,000, and a revolving credit facility in an aggregate principal amount equal to $300,000,000, in each case, on the terms and subject to the conditions set forth in a commitment letter, dated June 6, 2024 (the “Debt Commitment Letter”). The obligations of the Lenders to provide the Debt Financing under the Debt Commitment Letter are subject to a number of conditions, including the receipt of executed loan documentation, accuracy of certain representations and warranties, consummation of the Transactions and contribution of equity contemplated by the Equity Commitment Letter.

Support and Rollover Agreements

In connection with entering into the Merger Agreement, on June 6, 2024, Parent, certain of its affiliates and the Company entered into support and rollover agreements with investment funds affiliated with Vista Equity Partners and Onex Partners Managers LP. Under the support and rollover agreements, the applicable stockholders have agreed to vote or execute consents with respect to all of their shares of the Company’s common stock in favor of the Transactions, subject to certain terms and conditions contained therein. In addition, the applicable stockholders have agreed to “rollover” a portion of their existing equity in the Company and its subsidiaries into an ownership interest in the parent company of Parent.

The foregoing description of the support and rollover agreements is qualified in its entirety by reference to the full text of the support and rollover agreements, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, and are incorporated herein by reference.

TRA Amendment

On June 6, 2024, concurrently with the execution of the Merger Agreement, the Company and the TRA Holders (as defined in the Tax Receivable Agreement (as defined below)) party thereto, entered into Amendment No. 1 to the Tax Receivable Agreement (the “TRA Amendment”), pursuant to which the parties agreed, among other things, to (i) amend the Company’s existing Tax Receivable Agreement, dated July 27, 2021 (the “Tax Receivable Agreement”), such that the Tax Receivable Agreement will automatically terminate upon the Effective Time and (ii) the TRA Holders agreed to waive certain Tax Benefit Payments (as defined in the TRA Amendment) pursuant to the Tax Receivable Agreement, including all amounts that would have otherwise become payable to the TRA Holders in connection with the consummation of the Merger. From and after the Effective Time, no Early Termination Payment (each as defined in the TRA Amendment) or Tax Benefit Payment will be made to the TRA Holders pursuant to the Tax Receivable Agreement.

The foregoing description of the TRA Amendment is qualified in its entirety by reference to the full text of the TRA Amendment, a copy of which is attached as Exhibit 10.3 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 7, 2024, the holders of a majority of the outstanding shares of Company common stock executed a written stockholder consent approving and adopting the Merger Agreement and the Transactions.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”) under the Exchange Act, a Schedule 14C Information Statement will be filed with the SEC and sent or provided to the stockholders of the Company.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains and the Company’s other filings and press releases may contain forward-looking statements. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements give the Company’s current expectations relating to the Company’s financial condition, results of operations, plans, objectives, future performance and business including, without limitation, statements regarding the proposed Merger and related transactions, the expected closing of the proposed transaction and the timing thereof, and the Company’s expectations as to the financing commitments. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, the Company.

Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the proposed Merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s common stock; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the receipt of certain regulatory approvals; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee; (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; (v) risks that the proposed transaction disrupts the Company’s current plans and operations; (vi) the Company’s ability to retain, hire and integrate skilled personnel including the Company’s senior management team and maintain relationships with key business partners and customers, and others with whom it does business, in light of the proposed Transactions; (vii) risks related to diverting management’s attention from the Company’s ongoing business operations; (viii) unexpected costs, charges or expenses resulting from the proposed transactions; (ix) the ability to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Merger; (x) potential litigation relating to the Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; (xi) the impact of adverse general and industry-specific economic and market conditions; (xii) certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xiii) risks caused by delays in upturns or downturns being reflected in the Company’s financial position and results of operations; (xiv) the impact of inflation, rising interest rates, and global conflicts, including disruptions in European economies as a result of the war in Ukraine; the Israel-Hamas war, the relationship between China and Taiwan, and ongoing trade disputes between the United States and China; (xv) uncertainty as to timing of completion of the proposed Merger; (xvi) risks that the benefits of the Merger are not realized when and as expected; and (xvii) other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and the Company’s most recent Quarterly Report on Form 10-Q, each filed with the SEC. The Company cautions you that the important factors referenced above may not contain all of the factors that are important to you. In addition, the Company cannot assure you that the Company will realize the results or developments expected or anticipated or, even if substantially realized, that they will result in the consequences or affect the Company or the Company’s operations in the way the Company expects. The forward-looking statements included in this Current Report on Form 8-K are made only as of the date hereof. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Additional Information and Where to Find It

This Current Report on Form 8-K is being made in respect of the pending Merger involving the Company and Parent. The Company will prepare an Information Statement for its stockholders, containing the information with respect to the Merger specified in Schedule 14C promulgated under the Exchange Act and describing the pending Merger. When completed, the Information Statement will be mailed to the Company’s stockholders. Additionally, the Company, Vista Equity Partners and Onex Partners Managers LP intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”) with the SEC. This Current Report on Form 8-K is not a substitute for the Schedule 13E-3, Information Statement, or any other document that the Company may file with the SEC or send to its stockholders in connection with the Merger.

INVESTORS ARE URGED TO CAREFULLY READ THE INFORMATION STATEMENT AND SCHEDULE 13E-3 REGARDING THE PENDING MERGER AND ANY OTHER RELEVANT DOCUMENTS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING MERGER.

The Company’s stockholders may obtain free copies of the documents the Company files with the SEC from the SEC’s website at www.sec.gov or through the Investors portion of the Company’s website at investors.powerschool.com under the link “Financials” and then under the link “SEC Filings” or by contacting the Company’s Investor Relations by e-mail at investor.relations@PowerSchool.com.

No Offer

No person has commenced soliciting proxies in connection with the proposed transaction referenced in this press release, and this press release is neither an offer to purchase nor a solicitation of an offer to sell securities.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, by and among PowerSchool Holdings, Inc., BCPE Polymath Buyer, Inc., and BCPE Polymath Merger Sub, Inc., dated June 6, 2024.*

10.1	Support and Rollover Agreement, by and among PowerSchool Holdings, Inc., BCPE Polymath Buyer, Inc., and BCPE Polymath Merger Sub, Inc., Vista Consulting Group, LLC, the stockholder parties thereto and the other signatory parties thereto, dated June 6, 2024.

10.2	Support and Rollover Agreement, by and among PowerSchool Holdings, Inc., BCPE Polymath Buyer, Inc., and BCPE Polymath Merger Sub, Inc., Onex Partners Manager LP., the stockholder parties thereto and the other signatory parties thereto, dated June 6, 2024.

10.3	Amendment No. 1 to the Tax Receivable Agreement, by and among PowerSchool Holdings, Inc. and the TRA Holders parties thereto, dated June 6, 2024.

104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

*

All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSCHOOL HOLDINGS, INC.

Date: June 10, 2024	By:	/s/ Eric Shander
	Name:	Eric Shander
	Title:	President and Chief Financial Officer